 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2019

BK Technologies Corporation
__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of BK Technologies Corporation (the “Company”) held on July 12, 2019 (the “Annual Meeting”), the Company’s stockholders: (i) elected D. Kyle Cerminara, Lewis M. Johnson, Michael R. Dill, Charles T. Lanktree, E. Gray Payne, John W. Struble and Ryan R.K. Turner to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, and (ii) ratified the appointment of Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm for fiscal year 2019.

The voting results for each proposal were as follows:

Proposal No. 1 – Election of Directors

	For	Withheld
D. Kyle Cerminara	6,519,112	1,190,508
Lewis M. Johnson	7,450,451	259,169
Michael R. Dill	7,462,083	247,537
Charles T. Lanktree	7,462,083	247,537
E. Gray Payne	7,378,735	329,720
John W. Struble	7,462,083	247,537
Ryan R.K. Turner	7,462,083	247,537

Proposal No. 2 – Ratification of Appointment of Moore Stephens Lovelace, P.A.

For	Against	Abstain
7,704,092	1,528	4,000

There were no broker non-votes on these proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: July 15, 2019	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer